Exhibit 99.1

MindMed Rebrands to Definium Therapeutics, Advancing a Leading Late-Stage Psychiatry Pipeline with Three Phase 3 Readouts Expected in 2026

Topline Data from Three Phase 3 Studies Evaluating DT120 Orally Disintegrating Tablet (ODT) for GAD and MDD Expected in 2026: Voyage in 2Q, Panorama in 2H, and Emerge Mid-Year

Company Presenting at the 44th Annual J.P. Morgan Healthcare Conference on Wednesday, January 14, at 2:15 PM PST

Company Shares Will Trade Under New Nasdaq Ticker Symbol "DFTX"

NEW YORK January 12 (BUSINESS WIRE)—Definium Therapeutics, Inc. (formerly Mind Medicine (MindMed) Inc.) (the "Company" or “Definium") unveiled its new brand today, marking a decisive step forward as the company leads psychiatry toward a transformation built on strong clinical evidence, scientific rigor, and the ambition to evolve the treatment paradigm for mental health. Definium is developing innovative, next-generation therapeutics intended to solve the underlying causes of psychiatric and neurological disorders and offer patients long-term remission rather than transient symptom reduction.

Over the past several years, the Company has offered a clear, differentiated vision and executed with discipline, positioning it as a leader in psychiatric drug development. Definium Therapeutics demonstrates this clarity and consistency, representing a confident step forward that best reflects what the Company has become and the enormous potential of what it's building for tomorrow.

"Definium Therapeutics reflects the core of who we've always been and where we're headed - disciplined execution, scientific leadership, and a vision to develop accessible treatments that can unlock healing at scale,” said Rob Barrow, Chief Executive Officer of Definium Therapeutics. “We are unwavering in our mission to forge a new era of psychiatry by applying scientific rigor to psychedelics. By retracing LSD to its origins, we aim to fully realize its clinical potential as a safe and transformative therapeutic. With three Phase 3 readouts expected in 2026, we are uniquely positioned to validate the strength of our science, advance care for patients, and continue delivering long-term value for our shareholders.”

2026 Anticipated Milestones & Events

Definium is set to deliver some of the psychiatric field’s most important data in 2026, highlighting its progress and ambition to bring novel, scalable therapies to patients underserved by today’s standard of care. The Company plans to advance DT1201 ODT toward FDA submissions in the two largest psychiatric markets—generalized anxiety disorder (GAD) and major depressive disorder (MDD)—which together affect over 50 million people2 in the U.S.

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Definium’s late-stage pipeline includes four Phase 3 trials—two each for GAD and MDD—anchored by its lead candidate, DT120 ODT, which has received FDA Breakthrough Therapy Designation for GAD. In parallel, the Company is advancing its commercial strategy and operational readiness to support a best-in-class care model and prepare for the potential launch of DT120 ODT, if approved and marketed. Definium also continues to advance its early-stage pipeline, having dosed the first patient in a Phase 2a study of DT4023 in adults with autism spectrum disorder (ASD).

Expected this year:

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2Q 2026: Analyst Day highlighting pivotal programs, pipeline and path to commercialization
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2Q 2026: Topline data from Voyage – the first Phase 3 study of DT120 ODT in GAD
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2H 2026: Topline data from Panorama – the second Phase 3 study of DT120ODT in GAD
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Mid-year 2026: Topline data from Emerge – the first Phase 3 study DT120 ODT in MDD
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Mid-year 2026: Initiation of Ascend – the second Phase 3 study of DT120 ODT in MDD
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2026: Initial data from DT402 - early signs of efficacy study in ASD

"Definium Therapeutics marks a defining moment in our evolution as we move from shaping what’s possible in psychiatry to setting a new standard for what’s next," said Stephanie Fagan, Chief Corporate Affairs Officer of Definium Theraeutics. “‘Definio’ speaks to our clear sense of direction and scientific precision, and ‘infinitum’ to being open to what hasn’t been done before and the impact we can have on the world. Together, they capture how Definium is moving psychiatry forward for patients and providers—guided by transparency, trust and collaboration with all our stakeholders—measured by the lives we hope to transform.”

In conjunction with the rebrand, the Company’s Nasdaq ticker symbol will change to "DFTX" effective at market open on January 13, 2026.

J.P. Morgan Healthcare Conference Webcast

A live audio webcast will be available to investors and other interested parties and can be accessed here.

The audio webcast replay will be available 24 hours after the webcast and active on the investor relations section of Definium’s website for 30 days.

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About Definium Therapeutics

The mission of Definium Therapeutics is to forge a new era of psychiatry by applying scientific rigor to psychedelics, with the goal of developing accessible treatments that unlock healing at scale. Guided by a recognition that patients deserve more than better, Definium is relentlessly advancing a new generation of therapeutics intended to address underlying causes of psychiatric and neurological disorders. By turning evidence into impact, Definium aims to change the trajectory of today’s mental health care crisis and enable a healthier future. Headquartered in New York, Definium Therapeutics trades on Nasdaq under the symbol “DFTX” (effective January 13, 2026).

For more information, visit www.definiumtx.com and follow Definium Therapeutics on Instagram, LinkedIn and X.

Forward-Looking Statements

Certain statements in this news release related to the Company constitute "forward-looking information" within the meaning of applicable securities laws and are prospective in nature. Forward-looking information is not based on historical facts, but rather on current expectations and projections about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. These statements generally can be identified by the use of forward-looking words such as "will", "may", "should", "could", "intend", “aim”, "estimate", "plan", "anticipate", "expect", "believe", "potential" or "continue", or the negative thereof or similar variations. Forward-looking information in this news release includes, but is not limited to, statements regarding the Company’s anticipated topline readout (Part A results) for the Phase 3 Voyage study of DT120 ODT in GAD in the second quarter of 2026; the Company’s anticipated topline readout (Part A results) for the Phase 3 Panorama study for DT120 ODT in GAD in the second half of 2026; the Company’s anticipated topline readout (Part A results) for the Phase 3 Emerge study for DT120 ODT in MDD in mid-2026; the Company’s plans to initiate the Phase 3 Ascend study of DT120 ODT in MDD in mid-2026; the Company’s expectations to host an analyst day in the second quarter of 2026; the Company’s beliefs regarding potential benefits of its product candidates; the Company’s anticipated readout of initial data from its Phase 2a study of DT402 for the treatment of ASD in 2026; and potential additional indications for DT120 ODT and DT402. There are numerous risks and uncertainties that could cause actual results and the Company's plans and objectives to differ materially from those expressed in the forward-looking information, including history of negative cash flows; limited operating history; incurrence of future losses; availability of additional capital; compliance with laws and regulations; legislative and regulatory developments, including decisions by the Drug Enforcement Administration and states to reschedule any of our product candidates, if approved, containing Schedule I controlled substances, before they may be legally marketed in the U.S.; difficulty associated with research and development; risks associated with clinical studies or studies; heightened regulatory scrutiny; early stage product development; clinical study risks; regulatory approval processes; novelty of the psychedelic inspired medicines industry; ability to maintain

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effective patent rights and other intellectual property protection; as well as those risk factors discussed or referred to herein and the risks, uncertainties and other factors described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 under headings such as "Special Note Regarding Forward-Looking Statements," and "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other filings and furnishings made by the Company with the securities regulatory authorities in all provinces and territories of Canada which are available under the Company's profile on SEDAR+ at www.sedarplus.ca and with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

References:

1.
Formerly known as MM120.
2.
Ringeisen, H., et al. (2023). Mental and Substance Use Disorders Prevalence Study (MDPS): Findings Report, Zhou, Y., Et al. (2017). Nature. Comorbid generalized anxiety disorder and its association with quality of life in patients with major depressive disorder. RTI International and current U.S. Census data and internal company estimates.
3.
Formerly known as MM402.

For further information, please contact:

Investors:
Gitanjali Jain
VP, Head of Investor Relations
ir@definiumtx.com

Media:
media@definiumtx.com

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